     As filed with the Securities and Exchange Commission on August 21, 2006

                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  _____________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HINES HORTICULTURE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                        33-0803204
     (State or Other Jurisdiction of                          (I.R.S. Employer
      Incorporation or Organization)                         Identification No.)

            12621 JEFFREY ROAD                                     92620
            IRVINE, CALIFORNIA                                   (Zip Code)
 (Address of Principal Executive Offices)

                  AMENDED AND RESTATED HINES HORTICULTURE, INC.
                1998 LONG-TERM EQUITY INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                               Claudia M. Pieropan
                             Chief Financial Officer
                               12621 Jeffrey Road
                            Irvine, California 92620
                     (Name and Address of Agent For Service)

                                 (949) 559-4444
          (Telephone Number, Including Area Code, of Agent for Service)

                 Please address a copy of all communications to:
                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                            Telephone: (714) 668-6200

                                     CALCULATION OF REGISTRATION FEE
===============================================================================================================
    Title of                                      Proposed Maximum       Proposed Maximum        Amount of
securities to be              Amount to be         Offering Price           Aggregate           Registration
   registered                Registered (1)         Per Share (2)        Offering Price             Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share                   1,000,000 shares           $2.18               $2,180,000             $233.26
===============================================================================================================

_________________
(1) Represents 1,000,000 shares of 3,589,210 shares of common stock, par value $0.01 per share, issuable under the Amended and Restated Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan, as amended (the "Plan"). The maximum number of shares which may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan related to changes in the corporate structure and capital structure of the Registrant. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, the number of shares which may be subject to grant or otherwise issuable after the operation of any such provisions of the Plan related to adjustments to the Registrant's capital structure.

(2) Calculated pursuant to Rules 457(c) and 457(h), based on the average of the per share high and low sale prices ($2.18 per share) of shares of the Registrant's common stock on the Nasdaq National Market on August 17, 2006.

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

         The shares covered by this Registration Statement represent additional shares of common stock of the Registrant that are available for issuance under the Amended and Restated Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan, as amended (the "Plan"), as a result of an increase in the number of shares authorized for issuance thereunder by 1,000,000 shares pursuant to an amendment to the Plan approved in 2000. After the 2000 amendment to the Plan, the total number of shares available for issuance under the Plan is 3,589,210 shares, subject to certain adjustments relating to changes in the corporate structure and capital structure of the Registrant.

         Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-58561) filed with the Securities and Exchange Commission on July 6, 1998, relating to the original Plan are incorporated by reference into this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


By this reference, the Registrant hereby incorporates into this Registration Statement the following documents filed by the Registrant:


     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, as amended by the Form 10-K/A filed by the Registrant on May 12, 2006.


     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.


     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.


     4. The Registrant's Current Reports on Form 8-K filed by the Registrant on February 8, 2006, March 7, 2006, May 5, 2006 and May 18, 2006.


     5. The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), as included in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, initially filed with the Commission on May 6, 1998 (Registration No. 333-51943), which description has been incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A, filed pursuant to
         Section 12 of the Securities Exchange Act of 1934 on June 11, 1998.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Registrant's Restated Certificate of Incorporation (the "Restated Certificate") includes a provision which provides, to the fullest extent permitted by the DGCL, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Registrant or its stockholders. The Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgment, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate.

         This right of indemnification is a contractual right and includes the obligation of the Registrant to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the DGCL requires, an advance of expenses incurred by an Indemnitee in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Registrant of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses. The registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

ITEM 8.  EXHIBITS

         The exhibits filed as part of this Registration Statement are as follows:

    Exhibit Number               Description of Exhibit
    --------------               ----------------------

         5.1        Opinion of Paul, Hastings, Janofsky & Walker LLP

         10.1 Amended and Restated Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan, as amended (1)*

         10.2 Form of Stock Option Agreement under the Amended and Restated Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan, as amended (2)*

         23.1       Consent of PricewaterhouseCoopers LLP

         23.2       Consent of Paul, Hastings, Janofsky & Walker LLP **

         24         Power of Attorney ***

----------------
*        Management contract or compensatory arrangement.
**       Included in the opinion filed as Exhibit 5.1.
***      Contained on Signature Page of the Registration Statement.
(1) Incorporated by reference to Exhibit 10.3 to Hines Horticulture, Inc.'s Form 10-K filed on March 28, 2006.
(2) Incorporated by reference to Exhibit 10.26 to Hines Horticulture, Inc.'s Registration Statement on Form S-1, File No. 333-51943, filed on May 6, 1998 and amended on May 26 1998 and June 16, 1998.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 21, 2006.

                                                  HINES HORTICULTURE, INC.


                                                  By: /s/ Claudia M. Pieropan
                                                      -------------------------
                                                      CLAUDIA M. PIEROPAN
                                                      CHIEF FINANCIAL OFFICER,
                                                      SECRETARY AND TREASURER


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Ferguson and Claudia M. Pieropan, and each of them, as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and all post-effective amendments thereto) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                  Title                                       Date
---------                                  -----                                       ----

/s/ Thomas R. Reusche                      Chairman of the Board                       August 21, 2006
------------------------------------
    Thomas R. Reusche


/s/ Robert A. Ferguson                     President, Chief Executive Officer and      August 21, 2006
------------------------------------       Director (Principal Executive Officer)
    Robert A. Ferguson


/s/ Claudia M. Pieropan                    Chief Financial Officer, Secretary and      August 21, 2006
------------------------------------       Treasurer (Principal Financial and
    Claudia M. Pieropan                    Accounting Officer)


/s/ Stanley R. Fallis                      Director                                    August 21, 2006
------------------------------------
    Stanley R. Fallis


/s/ G. Ron Morris                          Director                                    August 21, 2006
------------------------------------
    G. Ronald Morris


/s/ James R. Tennant                       Director                                    August 21, 2006
------------------------------------
    James R. Tennant


/s/ Paul R. Wood                           Director                                    August 21, 2006
------------------------------------
    Paul R. Wood

    Exhibit Number               Description of Exhibit
    --------------               ----------------------

         5.1        Opinion of Paul, Hastings, Janofsky & Walker LLP

         10.1 Amended and Restated Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan, as amended (1)*

         10.2 Form of Stock Option Agreement under the Amended and Restated Hines Horticulture, Inc. 1998 Long-Term Equity Incentive Plan, as amended (2)*

         23.1       Consent of PricewaterhouseCoopers LLP

         23.2       Consent of Paul, Hastings, Janofsky & Walker LLP **

         24         Power of Attorney ***

----------------
*        Management contract or compensatory arrangement.
**       Included in the opinion filed as Exhibit 5.1.
***      Contained on Signature Page of the Registration Statement.
(1) Incorporated by reference to Exhibit 10.3 to Hines Horticulture, Inc.'s Form 10-K filed on March 28, 2006.
(2) Incorporated by reference to Exhibit 10.26 to Hines Horticulture, Inc.'s Registration Statement on Form S-1, File No. 333-51943, filed on May 6, 1998 and amended on May 26 1998 and June 16, 1998.